Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated October 6, 2005 relating to the consolidated financial statements of Hylsamex, S.A. de C.V., which appear in such Registration Statement. We also consent to the references to us under the headings “Summary Financial and Operating Data”, “Selected Financial and Operating Data” and “Expert” in such Registration Statement.

PricewaterhouseCoopers, S. C.

/s/ Carlos Arreola Enríquez
Carlos Arreola Enríquez
Monterrey, N. L., México
January 25, 2006